CERTIFICATE OF INCORPORATION

OF

PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

FIRST: The name of this corporation is Psychiatric Solutions of Oklahoma, Inc.

SECOND: Its Registered Office in the State of Delaware is to be located at Suite 1B, 9 E. Loockerman Street, in the City of Dover, County of Kent, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of the corporation is one thousand (1,000), all of which are of a par value of $0.01 each and classified as Common stock.

FIFTH: No holder of any of the shares of the corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the corporation may issue or sell, whether or not such shares are exchangeable for any shares of the corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by the Certificate of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the corporation, as such holder, have any right to purchase or subscribe for any obligations which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from the corporation any shares of any class or classes.

SIXTH: The name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Lee C. Dilworth, Esq.	c/o Harwell Howard Hyne Gabbert & Manner, P.C. 315 Deaderick Street, Suite 1800 Nashville, Tennessee 37238-1800

SEVENTH: The duration of the corporation shall be perpetual.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:27 PM 02/19/2003
030104370 – 3620583

EIGHTH: When a compromise or arrangement is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation pursuant to the provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for the corporation pursuant to provisions of Section 279 of Title 8 of the Delaware Code may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

NINTH: The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

TENTH: The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

Dated this 18th day of February, 2003.

L. C. Dilworth

Lee C. Dilworth, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:42 PM 09/28/2005
FILED 07:42 PM 09/28/2005
SRV 050797035 - 3620583 FILE

CERTIFICATE OF CONVERSION
OF
PSYCHIATRIC SOLUTIONS OF OKLAHOMA, INC.

Psychiatric Solutions of Oklahoma, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), desiring to convert the Corporation to a limited liability company pursuant to Section 266 of the DGCL and Section 18-214 of the Delaware Limited Liability Company Act (the "DLLCA"), does hereby certify as follows:

1. The Corporation was incorporated in the State of Delaware on February 19, 2003.

2. The name of the Corporation immediately prior to filing this Certificate of Conversion is Psychiatric Solutions of Oklahoma, Inc.

3. The name of the limited liability company as set forth in the Certificate of Formation is Shadow Mountain Behavioral Health System, LLC.

4. The conversion of the Corporation to a limited liability company shall be effective at 11:59 p.m. on September 30, 2005.

5. The conversion has been approved in accordance with the provisions of Section 266 of the DGCL and Section 18-214 of the DLLCA.

September 28, 2005

Psychiatric Solutions of Oklahoma, Inc.

By: ______________________
Steven T. Davidson
Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:42 PM 09/28/2005
FILED 07:42 PM 09/28/2005
SRV 050797035 - 3620583 FILE

CERTIFICATE OF FORMATION
OF
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

1. The name of the limited liability company (the "LLC") is Shadow Mountain Behavioral Health System, LLC.

2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, Delaware. The name of its registered agent at such address is National Registered Agents, Inc.

3. This Certificate of Formation shall be effective at 11:59 p.m. on September 30, 2005.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 28th day of September, 2005.

Steven T. Davidson

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:44 PM 10/10/2007
FILED 11:51 AM 10/10/2007
SRV 071100586 - 3620583 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Shadow Mountain Behavioral Health System, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of October, A.D. 2007.

By: Samantha Jones
Authorized Person(s)

Name: Samantha Jones
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